UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to § 240.14a-12

PENN Entertainment, Inc.

(Name of Registrant as Specified In Its Charter)

HG VORA CAPITAL MANAGEMENT, LLC

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

DOWNRIVER SERIES LP – SEGREGATED PORTFOLIO C

PARAG VORA

JOHNNY HARTNETT

CARLOS RUISANCHEZ

WILLIAM CLIFFORD

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 21, 2025, HG Vora Capital Management, LLC and certain of its affiliates, the beneficial owners of approximately 4.80% of the outstanding common stock of PENN Entertainment, Inc. (NASDAQ: PENN), issued the following press release:

HG Vora Releases Investor Presentation Highlighting Need for Shareholder-Led Change
at PENN Entertainment

Details Abysmal Performance, Strategic Missteps, and Poor Corporate Governance Under

PENN’s Current Leadership

Explains How Genuine Change is Needed to Restore Oversight and Accountability to PENN’s Entrenched Board

Highlights How the Three Independent Director Candidates Nominated by HG Vora – William Clifford, Johnny Hartnett and Carlos Ruisanchez – Can Help Restore Value at PENN

Urges Shareholders to Vote for All Three Candidates Nominated by HG Vora on the GOLD Proxy Card

New York – May 21, 2025 – HG Vora Capital Management, LLC (together with its affiliates, “HG Vora”) today released a comprehensive presentation highlighting the urgent need for change on the Board of Directors of PENN Entertainment, Inc. (NASDAQ: PENN) (“PENN” or the “Company”) at the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 17, 2025.

HG Vora encourages all shareholders to review the presentation here and access additional related materials at www.WinAtPENN.com.

VOTE THE GOLD PROXY CARD TODAY TO SEND A MESSAGE TO PENN THAT SHAREHOLDER-LED CHANGE IS URGENTLY NEEDED.

Voting HG Vora’s GOLD proxy card allows you to tell PENN that you want to elect William Clifford as well as Johnny Hartnett and Carlos Ruisanchez.

If you have already voted using the Company’s proxy card, you have every right to change your vote by completing and mailing the GOLD proxy card in the pre-paid envelope or by voting via Internet by following the instructions on the GOLD proxy card.

Cautionary Statement Regarding Forward-Looking Statements

The information herein contains “forward-looking statements” that can be identified by the fact that they do not relate strictly to historical or current facts. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if HG Vora’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by HG Vora that the future plans, estimates or expectations contemplated will ever be achieved. The information herein does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person.

Certain Information Concerning the Participants

HG Vora and the other Participants (as defined below) filed a definitive proxy statement and accompanying gold universal proxy card with the SEC on May 12, 2025 to be used to solicit proxies for the election of its slate of director nominees at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”) of PENN Entertainment, Inc. (“PENN”).

The participants in the proxy solicitation are currently anticipated to be HG Vora Capital Management, LLC (the “Investment Manager”), HG Vora Special Opportunities Master Fund, Ltd. (“Master Fund”), Downriver Series LP – Segregated Portfolio C (“Downriver”), Parag Vora (“Mr. Vora” and, collectively with Investment Manager, Master Fund and Downriver, “HG Vora”), Johnny Hartnett, Carlos Ruisanchez and William Clifford (collectively all of the foregoing, the “Participants”).

As of the date hereof, (i) Master Fund directly owns 3,825,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of PENN, including 100 shares of Common Stock as the record holder and (ii) Downriver directly owns 3,425,000 shares of Common Stock, including 100 shares of Common Stock as the record holder (collectively, the 7,250,000 shares of Common Stock owned by Master Fund and Downriver, the “HG Vora Shares”). The HG Vora Shares collectively represent approximately 4.80% of the outstanding shares of Common Stock, based on the 150,852,769 shares of Common Stock outstanding as of April 24, 2025, as disclosed by PENN on its proxy statement for the Annual Meeting. The Investment Manager is the investment manager of Master Fund and Downriver, each of which have delegated all investment and voting decisions to the Investment Manager. Mr. Vora is the manager of the Investment Manager and has authority over day-to-day operations and investment and voting decisions, including with respect to the HG Vora Shares, of the Investment Manager. Each of the Investment Manager and Mr. Vora may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the HG Vora Shares and indirect ownership thereof. Mr. Ruisanchez directly owns 3,150 shares of Common Stock. Neither Mr. Clifford nor Mr. Hartnett beneficially own any shares of Common Stock. Certain of the Participants are also from time to time party to certain derivative instruments that provide economic exposure to PENN’s Common Stock. All of the foregoing information is as of the date hereof unless otherwise disclosed.

Important Information and Where to Find It

HG VORA STRONGLY ADVISES ALL SHAREHOLDERS OF THE CORPORATION TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY AND ACCOMPANYING PROXY CARD WILL ALSO BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY DIRECT A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, 17TH FLOOR, NEW YORK, NEW YORK 10036 (SHAREHOLDERS CAN CALL TOLL-FREE: (877) 629-6355).

Contacts

Investors
Bruce Goldfarb/Chuck Garske
Okapi Partners
(877) 629-6355

Media
Jonathan Gasthalter/Nathaniel Garnick/Iain Hughes
Gasthalter & Co.
(212) 257-4170